Exhibit 99.1

Press Release

Gulfport Energy Corporation Provides Third Quarter 2019 Production and Pricing and Schedules Third Quarter 2019 Financial and Operational Results Conference Call

OKLAHOMA CITY (October 16, 2019) Gulfport Energy Corporation (NASDAQ: GPOR) (“Gulfport” or the “Company”) today provided an update for the three-months and nine-months ended September 30, 2019. Key information includes the following:

•	Net production during the third quarter of 2019 averaged 1,527.0 MMcfe per day, a 12% increase over the second quarter of 2019.

•

Realized natural gas price for the third quarter of 2019, before the impact of derivatives and including transportation costs, averaged $1.64 per Mcf, a $0.59 per Mcf differential to the average trade month NYMEX settled price.

•

Realized oil price for the third quarter of 2019, before the impact of derivatives and including transportation costs, averaged $51.75 per barrel, a $4.70 per barrel differential to the average WTI oil price.

•

Realized natural gas liquids (“NGL”) price for the third quarter of 2019, before the impact of derivatives and including transportation costs, averaged $0.38 per gallon, equivalent to $16.12 per barrel, or approximately 29% of the average WTI oil price.

•

Realized natural gas price for the nine-months ended September 30, 2019, before the impact of derivatives and including transportation costs, averaged $2.08 per Mcf, a $0.59 per Mcf differential to the average trade month NYMEX settled price.

•

Realized oil price for the nine-months ended September 30, 2019, before the impact of derivatives and including transportation costs, averaged $54.13 per barrel, a $2.93 per barrel differential to the average WTI oil price.

•

Realized NGL price for the nine-months ended September 30, 2019, before the impact of derivatives and including transportation costs, averaged $0.47 per gallon, equivalent to $19.77 per barrel, or approximately 35% of the average WTI oil price.

•

Gulfport drilled 2 gross and net operated wells in the Utica Shale and 1 gross and net operated well in the SCOOP during the third quarter of 2019 and had 1 gross well drilling at the end of the third quarter of 2019.

•	Gulfport completed 3 gross (1.8 net) operated wells in the Utica Shale during the third quarter of 2019 and had 2 gross wells in various stages of completion at the end of the third quarter of 2019.

•	Gulfport turned-to-sales 16 gross (10.5 net) operated wells in the Utica Shale during the third quarter of 2019.

•	Forecasted 2019 full year net production is estimated to average at the midpoint of the Company’s previously provided guidance range of 1,360 MMcfe to 1,400 MMcfe per day.

Third Quarter 2019 Production and Realized Prices

Gulfport’s net daily production for the third quarter of 2019 averaged approximately 1,527.0 MMcfe per day. For the third quarter of 2019, Gulfport’s net daily production mix was comprised of approximately 93% natural gas, 5% NGL and 2% oil.

Gulfport’s realized prices for the third quarter of 2019 were $1.73 per Mcf of natural gas, $78.59 per barrel of oil and $0.45 per gallon of NGL, resulting in a total equivalent price of $2.04 per Mcfe. Gulfport’s realized prices for the third quarter of 2019 include an aggregate non-cash derivative loss of $54.1 million. Before the impact of derivatives, realized prices for the third quarter of 2019, including transportation costs, were $1.64 per Mcf of natural gas, $51.75 per barrel of oil and $0.38 per gallon of NGL, for a total equivalent price of $1.84 per Mcfe.

GULFPORT ENERGY CORPORATION

PRODUCTION SCHEDULE

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Production Volumes:	2019	2018	2019	2018
Natural gas (MMcf)	130,071	116,994	343,753	327,272
Oil (MBbls)	474	665	1,735	2,166
NGL (MGal)	52,951	72,427	165,970	196,695
Gas equivalent (MMcfe)	140,482	131,328	377,875	368,366
Gas equivalent (Mcfe per day)	1,526,977	1,427,479	1,384,159	1,349,326

Average Realized Prices
(before the impact of derivatives):

Natural gas (per Mcf)	$1.64	$2.32	$2.08	$2.30
Oil (per Bbl)	$51.75	$68.73	$54.13	$64.96
NGL (per Gal)	$0.38	$0.74	$0.47	$0.72
Gas equivalent (per Mcfe)	$1.84	$2.82	$2.35	$2.81

Average Realized Prices:
(including cash-settlement of derivatives and excluding non-cash derivative gain or loss):

Natural gas (per Mcf)	$2.21	$2.40	$2.28	$2.44
Oil (per Bbl)	$56.40	$53.97	$55.63	$54.68
NGL (per Gal)	$0.49	$0.67	$0.53	$0.66
Gas equivalent (per Mcfe)	$2.42	$2.78	$2.56	$2.84

Average Realized Prices:

Natural gas (per Mcf)	$1.73	$2.44	$2.51	$2.22
Oil (per Bbl)	$78.59	$51.26	$68.05	$44.10
NGL (per Gal)	$0.45	$0.57	$0.51	$0.60
Gas equivalent (per Mcfe)	$2.04	$2.75	$2.82	$2.55

The table below summarizes Gulfport’s third quarter of 2019 production by asset area:

GULFPORT ENERGY CORPORATION

PRODUCTION BY AREA

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Utica Shale
Natural gas (MMcf)	111,635	100,274	289,637	280,140
Oil (MBbls)	61	74	183	234
NGL (MGal)	17,225	29,806	61,388	92,389
Gas equivalent (MMcfe)	114,459	104,975	299,503	294,741

SCOOP
Natural gas (MMcf)	18,435	16,704	54,084	47,071
Oil (MBbls)	393	412	1,237	1,316
NGL (MGal)	35,715	42,593	104,537	104,241
Gas equivalent (MMcfe)	25,897	25,259	76,440	69,862

Southern Louisiana
Natural gas (MMcf)	—	6	—	17
Oil (MBbls)	6	167	274	559
NGL (MGal)	—	—	—	—
Gas equivalent (MMcfe)	38	1,009	1,644	3,370

Other
Natural gas (MMcf)	1	9	32	43
Oil (MBbls)	14	12	42	57
NGL (MGal)	11	29	44	65
Gas equivalent (MMcfe)	87	85	289	393

Third Quarter 2019 Conference Call Information

Gulfport will hold a conference call on Friday, November 1, 2019 at 8:00 a.m. CDT to discuss its third quarter of 2019 financial and operational results and to provide an update on the Company’s recent activities. Gulfport’s third quarter of 2019 earnings are scheduled to be released after the market close on Thursday, October 31, 2019.

Interested parties may listen to the call via Gulfport’s website at www.gulfportenergy.com or by calling toll-free at 866-373-3408 or 412-902-1039 for international callers. A replay of the call will be available for two weeks at 877-660-6853 or 201-612-7415 for international callers. The replay passcode is 13695468. The webcast will also be available for two weeks on the Company’s website and can be accessed on the Company’s “Investor Relations” page.

About Gulfport

Gulfport is an independent natural gas and oil company focused on the exploration and development of natural gas and oil properties in North America and is one of the largest producers of natural gas in the contiguous United States. Headquartered in Oklahoma City, Gulfport holds significant acreage positions in the Utica Shale of Eastern Ohio and the SCOOP Woodford and SCOOP Springer plays in Oklahoma. In addition, Gulfport holds an approximately 22% equity interest in Mammoth Energy Services, Inc. (NASDAQ: TUSK) and has a position in the Alberta Oil Sands in Canada through its 25% interest in Grizzly Oil Sands ULC. For more information, please visit www.gulfportenergy.com.

Forward Looking Statements

This press release includes “forward-looking statements” for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Gulfport expects or anticipates will or may occur in the future, future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of Gulfport’s business and operations, plans, market conditions, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by Gulfport in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with Gulfport’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market, credit or business conditions that might affect the timing and amount of the repurchase program; the opportunities (or lack thereof) that may be presented to and pursued by Gulfport; Gulfport’s ability to identify, complete and integrate acquisitions of properties and businesses; competitive actions by other oil and gas companies; changes in laws or regulations; and other factors, many of which are beyond the control of Gulfport. Information concerning these and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by Gulfport will be realized, or even if realized, that they will have the expected consequences to or effects on Gulfport, its business or operations. Gulfport has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Investor Contact:

Jessica Antle - Director, Investor Relations

jantle@gulfportenergy.com

405-252-4550